Exhibit 99.1
NEWS RELEASE	INVESTOR CONTACT: Janine Orf (314) 275-3680 jorf@patriotcoal.com MEDIA CONTACT: Michael Freitag/Jonathan Keehner/ Aaron Palash Joele Frank, Wilkinson Brimmer Katcher (212) 355-4449

FOR IMMEDIATE RELEASE

PATRIOT RECEIVES FINAL COURT APPROVAL OF $802 MILLION DIP FINANCING

ST. LOUIS, August 6, 2012 – Patriot Coal Corporation (OTC: PCXCQ), a producer and marketer of coal products in the eastern United States, today announced that the U.S. Bankruptcy Court for the Southern District of New York has entered a final order approving  Patriot’s $802 million Debtor-in-Possession ("DIP") financing. The DIP financing and cash from the Company’s ongoing operations are expected to provide Patriot with financial flexibility to operate its business during the reorganization process.
In addition, the Bankruptcy Court granted final orders authorizing Patriot to continue to pay wages and provide health care and other benefits to employees, continue existing customer programs and use existing cash management systems. Patriot’s mining operations and customer shipments are continuing as usual.
“We are pleased with Patriot’s initial progress in the restructuring process and are continuing to identify the necessary changes to ensure the Company’s future viability,” said Patriot Chairman and Chief Executive Officer Irl F. Engelhardt. “Management is reviewing every aspect of the business to make sure we operate as efficiently and productively as possible, while maintaining our focus on safety.”
As previously announced, Patriot Coal and substantially all of its wholly owned subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the Bankruptcy Code on July 9, 2012. The case has been assigned to the Honorable Shelley C. Chapman.
Additional information is available on Patriot’s website at www.patriotcoal.com or by calling Patriot’s Restructuring Hotline, toll-free in the U.S., at 877-600-6531. (For calls originating outside the U.S., please dial 1-336-542-5677.) Also, court filings and other documents related to the reorganization proceedings are available on a separate website at www.patriotcaseinfo.com.

About Patriot Coal
Patriot Coal Corporation is a producer and marketer of coal in the eastern United States, with 12 active mining complexes in Appalachia and the Illinois Basin.  The Company ships to domestic and international electricity generators, industrial users and metallurgical coal customers, and controls approximately 1.9 billion tons of proven and probable coal reserves.

Forward-Looking Statements
Certain statements in this press release are forward-looking as defined in the Private Securities Litigation Reform Act of 1995.  These statements involve certain risks and uncertainties that may be beyond our control and may cause our actual future results to differ materially from our current expectations both in connection with our Chapter 11 filings and our business and financial prospects. Statements of management's expectations, including its ability to ensure that Patriot has the financial flexibility to operate its business during the reorganization process and to ensure the Company’s future viability are based on current assumptions and expectations.  No assurance can be made that these events will come to fruition.  Factors that could affect our results include, but are not limited to: (i) the ability of Patriot and its subsidiaries to continue as a going concern, (ii) the ability of Patriot and its subsidiaries to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 cases, (iii) the ability of Patriot and its subsidiaries to prosecute, develop and consummate one or more plans of reorganization with respect to the Chapter 11 cases, (iv) the effects of the bankruptcy filing on Patriot and its subsidiaries and the interests of various creditors, equity holders and other constituents, (v) Bankruptcy Court rulings in the Chapter 11 cases and the outcome of the cases in general, (vi) the length of time Patriot and its subsidiaries will operate under the Chapter 11 cases, (vii) risks associated with third-party motions in the Chapter 11 cases, which may interfere with the ability of Patriot and its subsidiaries to develop one or more plans of reorganization and consummate such plans once they are developed, (viii) the potential adverse effects of the Chapter 11 proceedings on Patriot’s liquidity or results of operations, (ix) the ability to execute Patriot’s business and restructuring plans, (x) increased legal costs related to Patriot’s bankruptcy filing and other litigation, and (xi) the ability of Patriot and its subsidiaries to maintain contracts that are critical to their operation, including to obtain and maintain normal terms with their vendors, customers, landlords and service providers and to retain key executives, managers and employees. In the event that the risks disclosed in Patriot’s public filings and those discussed above cause results to differ materially from those expressed in Patriot’s forward-looking statements, Patriot’s business, financial condition, results of operations or liquidity, and the interests of creditors, equity holders and other constituents, could be materially adversely affected.  Patriot undertakes no obligation (and expressly disclaims any such obligation) to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.  For additional information concerning factors that could cause actual results to materially differ from those projected herein, please refer to Patriot’s Form 10-K and Form 10-Q reports.